Form N-
Exhibit 77I
77Q1(d)


      On November 12, 2013, the Board of Trustees of Kalmar Pooled Investment Trust approved the creation of the Kalmar Growth-with-Value Small/Mid Cap Fund. The initial registration statement filing was filed on Form N-1A pursuant to rule 485(a) of the Securities Act of 1933, as amended on December 11, 2013. (Accession number: 0001193125-13-470089)